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                                                                    EXHIBIT 10.2

                      CHANGE IN CONTROL SEVERANCE AGREEMENT

      THIS CHANGE IN CONTROL SEVERANCE AGREEMENT ("Agreement") is made and entered into as of the ___ day of ___________ by and between Directed Electronics, Inc., a California corporation (the "Company"), and _______________ (the "Executive").

                                    Recitals

      The Board of Directors of the Company (the "Board"), has determined that it is in the best interests of the Company and its sole shareholder to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat, or occurrence of a Change of Control (as defined below) of the Company.

      The Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control, to encourage the Executive's full attention and dedication to the Company currently and in the event of any proposed Change of Control, to provide the Executive with individual financial security and, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

                                    Agreement

      NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, IT IS HEREBY AGREED AS FOLLOWS:

      1. Change of Control

            1.1 For the purpose of this Agreement, a "Change of Control" shall mean:

                  (i) The acquisition (other than by or from the Company), at any time after the date hereof, by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities of DEI Holdings, Inc., a Florida corporation and sole shareholder of the Company ("Parent") entitled to vote generally in the election of directors; or

                  (ii) The seven (7) individuals who, as of the date hereof, constitute the Board of Directors of Parent (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of Parent's Board of Directors; provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Parent's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                  (iii) Approval by the stockholders of the Parent of (1) a reorganization, merger or consolidation with respect to which persons who were the stockholders of the Parent immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's (or entity's) then outstanding voting securities in substantially the same proportions as their ownership immediately prior to such reorganization, merger, or consolidation, (2) a liquidation or dissolution of the Parent, or (3) the sale of all or substantially all of the assets of the Parent, unless the approved reorganization, merger, consolidation, liquidation, dissolution or sale is subsequently abandoned.

            1.2 For purposes of this Agreement, "Cause" shall mean (i) an act or acts of personal dishonesty taken by the Executive and intended to result in substantial personal enrichment of the
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Executive at the expense of the Company, (ii) repeated violations by the
Executive of the Executive's obligation to use his best efforts to promote the Company's business which are demonstrably willful and deliberate on the Executive's part and which are not remedied in a reasonable period of time after receipt of written notice from the Company to the Executive, or (iii) the conviction of the Executive of a felony crime.

      2. Termination Without Cause Following Change of Control. If, during the one-year period following a Change of Control, the Company shall terminate the Executive's employment other than for Cause, the Company shall continue to pay the Executive his base salary (as in effect on the date hereof and in accordance with the Company's normal bi-monthly payroll practices) for a period of 12 months following the effective date of Executive's termination of employment. During such 12-month period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company (including medical and group life plans and programs) as of the date hereof. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive pursuant to this agreement.

      3. Confidential Information and Nonsolicitation of Employees

            3.1 The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its subsidiaries, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company and which shall not be or become public knowledge (other than by acts by the Executive or his representatives in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

            3.2 While employed by the Company and for a period of 12 months following the date his employment is terminated, the Executive shall not, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity, attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company, unless such employee or former employee has not been employed by the Company for a period in excess of six months.

      4. Successors. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

      5. Miscellaneous

            5.1 This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

            5.2 All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                If to the Executive:

                -----------------------------------

                -----------------------------------

                -----------------------------------

                -----------------------------------


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                If to the Company:

                Directed Electronics, Inc.
                One Viper Way
                Vista, California 92083
                Attention: James E. Minarik

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

            5.3 The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

            5.4 The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

            5.5 The Executive's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof.

            5.6 This Agreement contains the entire understanding of the Company and the Executive with respect to the subject matter hereof.

            5.7 The Executive and the Company acknowledge that, except as set forth in any written employment agreement between the Executive and the Company and effective from and after the date hereof, the employment of the Executive by the Company is "at will," and may be terminated by either the Executive or the Company at any time. Upon a termination of the Executive's employment prior to a Change of Control, there shall be no further rights of the Executive under this Agreement.

      IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused this agreement to be executed in its name on its behalf, all as of the day and year first above written.

                                     -------------------------------------------
                                     [EMPLOYEE NAME]



                                     DIRECTED ELECTRONICS, INC.



                                     By:
                                        ----------------------------------------
                                        James E. Minarik,
                                        President and Chief Executive Officer


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     Schedule to Exhibit 10.2: The form of Change in Control Severance Agreement was executed by the following persons:


Employee
--------

Michael N. Smith
Glenn R. Busse
Mark E. Rutledge
Richard J. Hirshberg
Kevin P. Duffy